Exhibit 10.2

EXCHANGE AGREEMENT

1992 Tactical Credit Master Fund, L.P. (the “Holder”) enters into this Exchange Agreement (the “Agreement”) with Pernix Therapeutics Holdings, Inc. (the “Company”) on August 1, 2018 whereby the Holder will exchange the principal amount of the Company’s 12% Senior Secured Notes due 2020 (the “Existing Securities”) set forth in Section 1.1 for shares of common stock of the Company (the “Common Stock”) (the “Exchange”).

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: The Exchange

Section 1.1 Exchanged Securities. At the Closing (as defined herein), the Holder shall exchange and deliver to the Company the following Existing Securities, and in exchange therefor the Company shall issue to the Holder the number of shares of Common Stock described below:

Principal Amount of Existing Securities to be Exchanged in the Exchange:	[ ] (the “Exchanged Securities”).
Number of shares of Common Stock to be Issued in Satisfaction of the Exchanged Securities and accrued but unpaid interest on the Exchanged Securities to but excluding the Settlement Date (as defined herein):	[ ] (the “Shares”), calculated as set forth on Exhibit A hereto.

Section 1.2 Conditions to Closing. The closing of the Exchange (the “Closing”) shall occur on August 1, 2018, or such other date as the parties hereto may mutually agree (the “Settlement Date”), subject to the satisfaction (or waiver by the Holder) of the following conditions:

(a) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for those qualified by materiality, which shall be true and correct) on and as of the Settlement Date, with the same effect as if made on the Settlement Date, and the Company shall have complied with all the covenants to be performed by it pursuant to the terms hereof at or prior to the Settlement Date, and the Company shall have furnished to the Holder a certificate, in form reasonably satisfactory to the Holder, signed by an authorized officer of the Company, dated as of the Settlement Date, to the foregoing effect.

(b) No statute, rule, regulation, executive order, decree, judgment, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity shall be in effect preventing the consummation of the Exchange.

(c) The Shares received by the Holder at the Closing will be eligible for immediate resale by the Holder without any restrictive legend.

Section 1.3 Settlement. At the Closing, the Holder shall assign and transfer all right, title and interest in and to its Exchanged Securities (and no other consideration) to the Company, and deliver or cause to be delivered the Exchanged Securities to U.S. Bank National Association, as Trustee for the Existing Securities, by book-entry transfer through the facilities of The Depositary Trust Company from the account(s) of the Holder, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) together with any customary documents of conveyance or transfer that the Company may reasonably deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Securities. On the Date hereof, the Company shall deliver to the Holder the number of Shares specified in Section 1.1, calculated pursuant to Exhibit A hereto; provided, however, that the parties acknowledge that the delivery of the Holder’s

Shares may be delayed due to procedures and mechanics within the system of the Depository Trust Company or the NASDAQ Global Market (including the procedures and mechanics regarding the listing of the Holder’s Shares on such exchange), or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of the Holder’s Shares, (ii) such delay is no longer than three business days and (iii) additional interest shall accrue and be paid in cash on the Existing Securities from the originally scheduled Settlement Date

Article II: Covenants, Representations and Warranties of the Holder

The Holder hereby covenants (solely as to itself) as follows and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and on the Settlement Date, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not conflict with (i)  the Holder’s organizational documents, (ii) any material agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except in the case of clauses (ii) or (iii) where such conflicts would not affect in any material respect the Holder’s ability to consummate the Exchange.

Section 2.3 Title to the Existing Securities. The Holder is, and on the Settlement Date, immediately prior to the Closing, will be, the beneficial owner of [           ] principal amount of Existing Securities.

Section 2.4 Title to the Exchanged Securities. The Holder is, and on the Settlement Date will be, the beneficial owner of all of the Exchanged Securities. The Holder has good, valid and marketable title to its Exchanged Securities, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Securities or its rights in its Exchanged Securities, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Securities. Upon the Holder’s delivery of its Exchanged Securities to the Company pursuant to the Exchange, such Exchanged Securities shall be free and clear of all Liens created by the Holder and the Company will acquire record and beneficial ownership thereof, free and clear of any Liens.

Section 2.5 Qualified Institutional Buyer. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

Section 2.6 No Affiliate Status; Etc. (a) The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. No officer, director or Holder Affiliate has an active role in the formation of the operating policies, day-to-day operations, management or long-term strategic planning of the Company. Neither the Holder, nor any Affiliate of the Holder is a party to any agreement or any other understanding, written or oral, direct or indirect, with the Company, any of its directors, officers or employees or any other shareholder of the Company that provides for the election of directors of the Company. Neither the Holder, nor any Affiliate of the Holder has any agreement or other understanding, written or oral, direct or indirect, with the Company, any of its directors, officers or employees or any other shareholder or investor in the Company with respect to its or their respective investments in the Company. Neither the Holder, nor any Affiliate of the Holder has any relationship, contractual relationship or other understanding with the Company or any director, officer or affiliate of the Company that relates to control of or influence over the Company.

(b) The Holder acquired the Existing Securities, the predecessor security to the Shares, more than six months prior to the date of this Agreement, at which time the full consideration was paid by the Holder on or before January 17, 2018 (the “Latest Purchase Date”), as set forth in Rule 144(b)(1) under the Securities Act, and the Holder has continued to the hold the beneficial ownership in the Existing Securities at all times since such Existing Securities were acquired.

(c) If the Company informs the Holder in writing that it has not filed a required report under Section 13 or 15(d) of the Exchange Act, as applicable, during the period ending 12 months after the Latest Purchase Date, other than a Current Report on Form 8-K, prior to the transfer or sale of the Shares by the Holder, the Holder will not transfer or sell the Shares until the Company informs the Holder in writing that such report has been filed.

(d) On the basis that, on each relevant date, there are outstanding [          ] shares of Common Stock,

(i) the Holder and its Affiliates do not own, as of the Settlement Date (without giving effect to the Exchange contemplated by this Agreement), (i) 9.99% or more of the outstanding shares of Common Stock or (ii) 9.99% or more of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”); and

(ii) immediately after receipt by the Holder of the Shares in the Exchange, the aggregate number of shares of Common Stock owned by the Holder and any of its Affiliates, together with the aggregate number of shares of Common Stock equal to the notional value of any “long” derivative transaction relating to such shares of Common Stock to which the Holder or any of its Affiliates is a party (excluding derivative transactions relating to broad based indices and any interest in the Existing Securities), will not exceed 9.99% of the outstanding shares of Common Stock.

(e) The Holder is not, and will not be as of the Settlement Date, a subsidiary or Affiliate of or, to its knowledge, otherwise related to any director or officer of the Company or beneficial owner of 9.99% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”) and, to the Holder’s knowledge, no Related Party beneficially owns or as of the Settlement Date shall beneficially own 9.99% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the Holder.

Section 2.7 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review (and has carefully reviewed) (i) the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, as amended (collectively, the “Public Filings”) and (ii) this Agreement (including the exhibits hereto), (b) the Holder has had an opportunity to submit questions to the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, and has all information that it considers necessary in making an informed investment decision, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives or any other entity or person, except for (A) the Public Filings, (B) this Agreement and (C) the representations and warranties made by the Company in this Agreement, (e) any disclosure documents provided in connection with the Exchange are the responsibility of the Company and (f) the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

Section 2.8 Investment in the Shares. The Holder is not acquiring the Shares with a view to, or for resale in connection with, any distribution (as defined in the Securities Act and related rules and regulations) of the Shares (excluding, for the avoidance of doubt, resales effected pursuant to Rule 144 under the Securities Act); provided, however, that by making the representations herein, the Holder does not agree to hold any of the Shares for any minimum or other specific term and reserve the right to dispose of the Shares at any time in accordance with securities laws.

Section 2.9 [Reserved].

Section 2.10 Further Action. The Holder agrees that it will, upon request, execute and deliver any additional customary documents and perform any additional customary actions reasonably necessary to complete the Exchange and to cause the Holder’s representations and warranties contained in this Agreement to be true and correct as of the Settlement Date.

Section 2.11 Exchange. The terms of the Exchange are the result of negotiations among the parties and their agents.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Settlement Date, to the Holder, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not (a) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of the Company, (b) require any approval or consent of any person under, or result in a breach of or a default under, any material agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, (c) result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, (d) result in a violation of any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

Section 3.3 The Shares. The Shares have been duly authorized by the Company and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The Shares will not, at the Settlement Date, be subject to any preemptive or participation rights, rights of first refusal or other similar rights and will be free from all taxes, liens and charges with respect to the issue thereof with the Holder being entitled to all rights accorded to a holder of Shares.

Section 3.4 No Registration. Assuming the accuracy of the Holder’s representations and warranties hereunder, the Shares (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, (b) will, at the Settlement Date, be free of any restrictive legend or other restrictions on resale by the Holder and will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depositary Trust Company represented by an unrestricted CUSIP, and (c) shall not be issued in violation of any applicable state and federal laws concerning their issuance.

Section 3.5 Capitalization. The authorized capital stock of the Company is 140,000,000 shares of Common Stock, of which [          ] shares of Common Stock are outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

Section 3.6 Disclosure. Prior to the opening of trading on the business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a current report on Form 8-K disclosing the material terms of the Exchange and all similar exchange transactions relating to the Existing Securities (to the extent not previously publicly disclosed). For the avoidance of doubt, such disclosure will not include the names of or other information on any holder of Existing Securities that is participating in the Exchange. The Company shall allow the Holder to review and comment upon the Form 8-K and shall not file the Form 8-K in a form to which the Holder reasonably objects. No public release, announcement or other public disclosure concerning the Exchange shall be issued by the Company without the prior written consent of the Holder. Immediately following the filing of such Form 8-K, to the best of the Company’s knowledge, no holder of Existing Securities shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not described in the Form 8-K.

Section 3.7 No Unlawful Payments. Neither the Company nor any of its directors or officers or, to the knowledge of the Company, any employee, agent, Affiliate, representative of or other person associated with or acting on behalf of the Company, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.8 Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all financial recordkeeping and reporting requirements applicable to the Company, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar laws of all jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.9 OFAC. The Company is not (a) a country, the government of a country, or an agency of the government of a country, (b) an organization directly or indirectly controlled by a country or its government, or (c) a person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company is not a person named on the list of Specially Designated Nationals maintained by OFAC.

Section 3.10 Exchange. The terms of the Exchange are the result of negotiations among the parties hereto and their respective agents.

Section 3.11 Listing. At the Settlement Date, the Shares will be listed on the Nasdaq Global Select Market.

Section 3.12 Payment of Fees and Expenses. On or promptly after the Settlement Date, the Company shall pay all reasonable and documented legal and advisor fees and expenses of the Holder incurred in connection with the Exchange including, without limitation, the fees and expenses of Brown Rudnick LLP.

Section 3.12 Public Information. The Company is, and has been for a period of 90 days immediately before the date of this Agreement subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has:

(a) filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date of this Agreement (or for such shorter period that the Company was required to file such reports), other than Form 8-K reports; and

(b) submitted electronically and posted on its corporate Web site every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T of the Securities Act, during the 12 months preceding the date of this Agreement (or for such shorter period that the Company was required to submit and post such files).

The Company further agrees to timely file, and submit provide all such information referred in clauses (a) and (b) above for the period referred to in Section 2.6(c) hereof.

Section 3.13 Further Action. The Company agrees that it will, upon request, execute and deliver any additional customary documents and perform additional customary actions reasonably deemed by the Holder to be reasonably necessary to complete the Exchange and to cause the Company’s representations and warranties contained in this Agreement to be true and correct as of the Settlement Date (including, without limitation, the payment of listing and other fees and causing its counsel to render any necessary legal opinions).

Article IV: Miscellaneous

Section 4.1 Entire Agreement; No Third-Party Beneficiaries. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or other electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement

Section 4.6 Waiver. No delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 4.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXCHANGE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 4.7 Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Holder of any covenant, representation or warranty set forth in Article II. The Holder may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III or (ii) the Closing has not occurred on or prior to August 15, 2018. Any termination shall be without liability of any party to any other party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“Company”: Pernix Therapeutics Holdings, Inc.

By:

Name:

Title:

[Signature Page to Highbridge Exchange Agreement]

“HOLDER”: 1992 Tactical Credit Master Fund, L.P. By: Highbridge Capital Management, LLC, as trading manager

By:

Name:

Title:

[Signature Page to Highbridge Exchange Agreement]

EXHIBIT A

Number of shares of Common Stock to be Issued in the Exchange shall be equal to [           ], divided by the sum of (i) the closing bid price per share of Common Stock displayed on Bloomberg for Tuesday, July 31, 2018 and (ii) $0.01.